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                   [OUTTRIM SZABO ASSOCIATES LTD. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



                 We hereby consent to the incorporation by reference in Pennzoil Company's previously filed Registration Statements on Form S-8 Nos. 2-67268, 2-76935, 2-95869, 33-24261, 33-40192, 33-51473, 33-53783 and 33-63384
and on Form S-3 Nos. 33-50029 and 33-50953 of our summary report dated February 5, 1996 included as Exhibit 99(b) to this Annual Report on Form 10-K and the data extracted from our reports and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the captions "Oil and Gas - Oil and Gas Reserves" and in "Supplemental Financial and Statistical Information - Unaudited - Oil and Gas Information" in such Annual Report on Form 10-K.


                                        OUTTRIM SZABO ASSOCIATES LTD.



                                        /s/ COLIN P. OUTTRIM
                                        _______________________________
Calgary, Alberta, Canada                    Colin P. Outtrim, P.Eng.
February 22, 1996                           President